As filed with the Securities and Exchange Commission on January 26, 2007

Registration No. 333-125951

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSEX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-084659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6708 Alexander Bell Drive

Columbia, MD 21046

(301) 939-7000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James L. Sanford

President

Essex Corporation

6708 Alexander Bell Drive

Columbia, MD 21046

(301) 939-7000

(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. Lynne Puckett, Esquire

Hogan & Hartson L.L.P.

111 S. Calvert Street, Suite 1600

Baltimore, Maryland 21202

(410) 659-2700

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-125951) filed with the Securities and Exchange Commission on June 20, 2005 (the “Registration Statement”), by Essex Corporation, a Virginia Corporation (“Essex”), relating to $100,000,000 aggregate amount of common stock (the “Securities”).

On January 25, 2007, pursuant to the Agreement and Plan of Merger, dated as of November 8, 2006, by and between Northrop Grumman Space and Mission Systems Corp. (“Northrop Grumman”), Eagle Transaction Corporation (“Merger Sub”) and Essex, Merger Sub was merged with and into Essex, and Essex was the surviving corporation. Essex is now a direct wholly-owned subsidiary of Northrop Grumman. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant that remain unsold at the termination of the offering, the Registrant hereby removes from registration $100,000,000 aggregate amount of common stock that remain unsold under the Registration Statement, representing all of the Securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on January 26, 2007.

ESSEX CORPORATION

By:	/s/ James L. Sanford
James L. Sanford
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Sanford and Kathleen M. Salmas, and each of them his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment or post-effective amendment to this Registration Statement on Form S-3 with respect thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: January 26, 2007	/s/ James L. Sanford
James L. Sanford
President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: January 26, 2007	/s/ Gary W. McKenzie
Gary W. McKenzie
Director

Date: January 26, 2007	/s/ Kathleen M. Salmas
Kathleen M. Salmas
Director